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                                                                     EXHIBIT 1.6


I CERTIFY THIS IS A COPY OF A
DOCUMENT FILED ON
FEB - 6 2003
/s/ John S. Powell
John S. Powell
Registrar of Companies
Province of British Columbia

                                     [LOGO]
                                     British
                                    Columbia
                                     -------
                                     Form 19
                                  (Section 348)
                                    --------

                                                      Certificate of
                                                      Incorporation No. C-630300

                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned company on the date stated:

Name of company:              SUN MEDIA CORPORATION/CORPORATION SUN MEDIA
Date resolution passed:       February 6, 2003
Resolution +

BE IT RESOLVED AS A SPECIAL RESOLUTION the Articles of the Corporation be altered by deleting Article 15.3 and substituting the following as Article 15.3:

"15.3   No dividend shall bear interest against the Company. A transfer of a share shall not pass the right to any dividend thereon before the registration of the transfer in the register."

Certified a true copy on February 6, 2003.

                                    (Signature)        /s/ John E. Stark
                                                --------------------------------
                                                         JOHN E. STARK
                                    (Relationship to Company)  SOLICITOR
                                                             -------------------

* See section 1(1) for definition of "special resolution".
+ Insert text of special resolution.
R.C. - 14
Internet: www.fin.gov.bc.ca/registries
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